UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE l4A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule l4a-l2

CINEVERSE CORP.

(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CINEVERSE CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 8, 2023

Dear Fellow Stockholders:

We invite you to attend the 2023 Annual Meeting of Stockholders of Cineverse Corp., a Delaware corporation (the “Company”), which will be held virtually on December 8, 2023, at 12:00 p.m. Pacific Time (the virtual “Annual Meeting”). At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect four (4) members of the Company’s Board of Directors to serve until the 2024 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

2.	To approve, by non-binding advisory vote, executive compensation.

3.	To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder.

4.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 10, 2023 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting on December 8, 2023:

Cineverse Corp.’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2023 are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING VIRTUALLY. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christopher J. McGurk
Christopher J. McGurk
Chairman of the Board of Directors

New York, New York

Date: October 27, 2023

CINEVERSE CORP.

244 Fifth Avenue, Suite M289

New York, NY 10001

(212) 206-8600

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

December 8, 2023

GENERAL

This Proxy Statement is being furnished to the stockholders of CINEVERSE CORP., formerly known as Cinedigm Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2023 Annual Meeting of Stockholders of the Company to be held virtually on December 8, 2023, at 12:00 p.m. Pacific Time, or at any adjournment thereof (the virtual “Annual Meeting”). The virtual Annual Meeting can be accessed via the internet by visiting www.virtualshareholdermeeting.com/CNVS2023 and entering the control number included in the Notice of Internet Availability or proxy card that you receive. At the virtual Annual Meeting, you will be able to listen to the meeting live, submit questions, and vote online. You will not be able to attend the Annual Meeting in person.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal One), unless you specifically withhold authority to vote for one or more of the director nominees.

FOR the approval of the non-binding advisory vote on executive compensation (Proposal Two).

FOR authorizing an amendment to the Company’s 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder (Proposal Three).

FOR ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023 (Proposal Four).

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed or made available to the stockholders on or about October 27, 2023.

VIRTUAL MEETING

This year, as last year, the Annual Meeting will be held virtually. We believe hosting the Annual Meeting virtually provides the safest forum for a meeting under current circumstances and that the virtual Annual Meeting format will provide stockholders with a similar level of transparency to the traditional in-person meeting format. If we experience technical difficulties at the virtual Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting on a Current Report on Form 8-K that we will file with the SEC.

VOTING SECURITIES

Stockholders of record at the close of business on October 10, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 12,788,521 shares of the Company’s Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date. All shares and related price amounts in this proxy statement reflect the 1-for-20 reverse stock split of the Common Stock effected on June 9, 2023.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Holders of at least one-third of the voting power of the Class A Common Stock issued and outstanding as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Class A Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Class A Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes for shares of Class A Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted as “shares present” at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business so long as the broker can vote on any proposal being considered. However, brokers cannot vote on their clients’ behalf on “non-routine” proposals for which they have not received voting instructions from their clients for such proposals. The vote on Proposals One, Two and Three are considered “non-routine.” Accordingly, broker non-votes will not have any effect with respect to Proposals One, Two and Three as shares that constitute broker non-votes are not considered entitled to vote on these matters.

Brokers do have authority to vote uninstructed shares for or against “routine” proposals. Proposal Four constitutes a “routine” proposal. Accordingly, a broker may vote uninstructed shares “FOR” or “AGAINST” Proposal Four.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2024 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than June 29, 2024. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act. Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2024 Annual Meeting of Stockholders, will be untimely unless it is received between August 10, 2024 and September 9, 2024. In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2023 Annual Meeting, notice must be submitted no later than October 9, 2024 and include all of the information required by Rule 14a-19 under the Exchange Act. All stockholder proposals must be made in writing addressed to the Company’s Secretary, Mr. Loffredo, at 244 Fifth Avenue, Suite M289, New York, NY 10001.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Class A Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Investor Relations at 244 Fifth Avenue, Suite M289, New York, NY 10001 or (212) 206-8600.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are primarily available to stockholders on the Internet, as permitted by the rules of the Securities and Exchange Commission (the “SEC”). A Notice of Internet Availability of Proxy Materials will be mailed to stockholders beginning approximately October 27, 2023, and this Proxy Statement and form of proxy, together with our Annual Report on Form 10-K (the “Annual Report”), are first being made available to stockholders beginning approximately October 27, 2023. The Annual Report, which has been posted along with this Proxy Statement, is not a part of the proxy solicitation materials. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of such Annual Report (without exhibits). Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided. Any such written request should be directed to the Company’s Secretary at 244 Fifth Avenue, Suite M289, New York, NY 10001 or (212) 206-8600. These documents are also included in our filings with the SEC, which you can access electronically at the SEC’s website at http://www.sec.gov.

ELECTRONIC ACCESS TO PROXY MATERIALS

This year we are pleased to apply the SEC rule that allows companies to furnish proxy materials to stockholders primarily over the Internet. We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources. We encourage you to vote via the Internet by following the links to the Proxy Statement and Annual Report, which are both available at www.proxyvote.com. This Proxy Statement and the Annual Report are also available on the Company’s website at http://www.cineverse.com.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of five (5) directors. Three of the current members of the Board and one new nominee, Mary Ann Halford, have been nominated for election. After the Annual Meeting, the Board will have one vacancy, for which the Nominating Committee is seeking to identify a candidate. Stockholders and their proxies cannot vote for more than four (4) nominees at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected; however, if a nominee should withdraw his or her name from consideration for any reason or otherwise become unable to serve before the Annual Meeting, the Board reserves the right to substitute another person as nominee, and the persons named on your proxy card as proxies will vote for any substitute nominated by the Board. At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until their successors are elected or until their earlier resignation or removal. This Proposal One relates to the election of directors to take effect immediately upon the Annual Meeting.

The directors shall be elected by a majority of the Votes Cast at the Annual Meeting in accordance with our by-laws. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company. Certain information about the nominees to the Board is set forth below.

Christopher J. McGurk, 66, has been the Company’s Chief Executive Officer and Chairman of the Board since January 2011. Mr. McGurk was the founder and Chief Executive Officer of Overture Films from 2006 until 2010 and also the Chief Executive Officer of Anchor Bay Entertainment, which distributed Overture Films’ products to the home entertainment industry. From 1999 to 2005, Mr. McGurk was Vice Chairman of the Board and Chief Operating Officer of Metro-Goldwyn-Mayer Inc. (“MGM”), acting as the company’s lead operating executive until MGM was sold for approximately $5 billion to a consortium of investors. Mr. McGurk joined MGM from Universal Pictures, where he served in various executive capacities, including President and Chief Operating Officer, from 1996 to 1999. From 1988 to 1996, Mr. McGurk served in several senior executive roles at The Walt Disney Studios, including Studios Chief Financial Officer and President of The Walt Disney Motion Picture Group. Mr. McGurk has previously served on the boards of IDW Media Holdings, Inc., BRE Properties, Inc., DivX Inc., DIC Entertainment, Pricegrabber.com, LLC and MGM Studios, Inc. Mr. McGurk’s extensive career in various sectors of the theatrical production and exhibition industry will provide the Board with the benefits of his knowledge of and experience in this field, as well as his wide-spread contacts within the industry.

Peter C. Brown, 65, has been a member of the Board since September 2010. He is Chairman of Grassmere Partners, LLC, a private investment firm he founded in 2009. He served as Chairman of the Board, Chief Executive Officer, and President of AMC Entertainment Inc. (“AMC”), one of the world’s leading theatrical exhibition companies, from 1999 to until 2009 and Chief Financial Officer from 1991 to 1999. In 1997, he founded EPR Properties, (NYSE: EPR) a real estate investment trust and served as Chairman of the Board until 2003. He currently serves on the board of EPR Properties. Mr. Brown also serves as a director of Lumen Technologies, Inc. (NYSE: LUMN), a leading communications and technology company. Past additional public company boards include National CineMedia, Inc., Midway Games, Inc., LabOne, Inc., and Protection One, Inc. Mr. Brown’s extensive experience in the entertainment industry and other public company boards provides the Board with valuable knowledge and insight relevant to the Company’s business.

Mary Ann Halford, 65, is a nominee for election as director. She has been a Partner at Altman Solon, a Telecommunications, Media, and Technology (“TMT”) strategy consultancy focusing on the media industry, for the last 3 years. Since 2017, she has been the Managing Partner of Beech Lane Media Advisors, a company she formed in 2017 which provides strategic and operating advisory services to companies in the global media and entertainment industries. Ms. Halford has previously served as a Senior Managing Director at FTI Consulting and EVP of Fox International Entertainment Channels, a division of Fox Entertainment Group. In 2002, she co-founded El Camino Entertainment Group which consolidated operating businesses in the live family entertainment industry, which currently operates as North American Midway Entertainment. Ms. Halford also serves as director of Media and Games Invest (OMX: M8G) and EightCo Holdings (NASDAQ: OCTO). Past board positions include Vinco Ventures (NASDAQ: BBIG) and Triton Digital (private). Ms. Halford’s extensive experience in the media and entertainment industry as an operator, a consultant and board director provides the Board with valuable insights on the changing dynamics in the industry, particularly in the areas of technology and content monetization and distribution.

Patrick W. O’Brien, 77, has been a member of the Board since July 2015. He currently serves as the Managing Director & Principal of Granville Wolcott Advisors, a company he formed in 2009 which provides business consulting, due diligence and asset management services for public and private clients. Mr. O’Brien has previously served as Chairman of the Board and CEO of Livevol, Inc., a private company that was a leader in equity and index options technology which was successfully sold to CBOE Holdings. During the past five years, Mr. O’Brien has also served on the boards of Creative Realities, Inc., ICPW Liquidation Trust, and Merriman Holdings, Inc. Mr. O’Brien brings to the Board his seasoned executive and business expertise in private and public companies with an emphasis on financial analysis and business development.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”), enable our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail in the discussion of executive compensation below, we believe that executive compensation should be focused on promoting Company performance and stockholder value. To achieve these goals our executive compensation program emphasizes pay for performance and aligning the interests of our executives with those of our stockholders through the use of long-term incentives and the encouragement of equity ownership. In addition, our executive compensation program is designed to allow us to recruit, retain and motivate employees who play a significant role in our current and future success. Please read the 2023 Summary Compensation Table and the other related tables and accompanying narrative for a detailed description of the fiscal year 2023 compensation of our named executive officers. We believe that the 2023 compensation of each of our named executive officers was reasonable and appropriate and aligned with the Company’s 2023 results and the achievement of the objectives of our executive compensation program.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers. This vote is advisory only and is not binding on the Company or the Board. Although the vote is non-binding, our Board values the opinions of our stockholders and the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

This non-binding proposal requires approval by a majority of the Votes Cast on this Proposal Two at the Annual Meeting.

Accordingly, we ask our stockholders to vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE

AMENDMENT TO 2017 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

Our Board adopted the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), on August 7, 2017 and, in on August 31, 2017, our stockholders approved the 2017 Plan at an annual meeting of stockholders. Under the 2017 Plan, we may grant incentive and nonqualified stock options, stock, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance awards including performance stock units (“PSUs”) and other equity-based awards. The 2017 Plan is administered by the Compensation Committee and currently has an expiration date of August 31, 2027.

The 2017 Plan originally authorized up to 105,413 shares of the Company’s Class A Common Stock for issuance pursuant to awards made under the 2017 Plan. After several amendments to increase the number of shares authorized for issuance under the 2017 Plan, the current number of shares authorized for issuance thereunder is 904,913. The Company believes that the availability of an additional 1,150,000 shares of the Company’s Class A Common Stock under the 2017 Plan is in the best interests of the Company and its stockholders because the availability of an adequate equity incentive program is an important factor in attracting and retaining qualified officers, directors and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders. The increase in the number of shares of Class A Common Stock available for issuance under the 2017 Plan will permit the Company to continue the operation of the 2017 Plan for the benefit of new participants (either new hires to current operations, employees of acquired companies, or new directors who will receive an initial grant of shares of restricted stock upon joining the Board), as well as to allow additional awards to current participants. Participants under the 2017 Plan may include officers, directors and employees of the Company, as well as consultants to the Company under certain circumstances.

Pursuant to this proposal, in the form of the amendment attached hereto as Appendix A, the Board proposes to amend the 2017 Plan to increase the number of shares of Class A Common Stock authorized for issuance under the 2017 Plan from 904,913 to 2,054,913.

If approved by stockholders, the proposed amendment to the 2017 Plan would become effective promptly after such approval. If the proposed amendment to the 2017 Plan is not approved, the 2017 Plan will continue as currently in effect unless and until otherwise amended in accordance with its terms.

Administration

The Compensation Committee administers the 2017 Plan. The Compensation Committee has the authority to select the individuals who will participate in the 2017 Plan (“Participants”) and to grant options, SARs, restricted stock and restricted stock units, performance shares and performance units and cash-based and other stock-based awards upon such terms (not inconsistent with the terms of the 2017 Plan) as the Compensation Committee considers appropriate. In addition, the Compensation Committee has complete authority to interpret all provisions of the 2017 Plan, to prescribe the form of notices or agreements evidencing awards under the 2017 Plan (each, an “Award Agreement”), to adopt, amend and rescind rules and regulations pertaining to the administration of the 2017 Plan and to make all other determinations necessary or advisable for the administration of the 2017 Plan, including revising the terms of the 2017 Plan as they apply to non-U.S. employees, to comply with local law.

The Compensation Committee may delegate its authority to administer the 2017 Plan to one of the Company’s officers. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of the Company or an affiliate is eligible to participate in the 2017 Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or its affiliates. A non-employee director of the Company or other third-party service provider to the Company may also be granted awards under the 2017 Plan so long as they do not promote or maintain a market for the Company’s securities and their services are not in connection with the Company’s offering securities in a capital raising transaction. The Company is not able to estimate the number of individuals that the Administrator will select to participate in the 2017 Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Non-employee Director Awards

If the 2017 Plan is approved by stockholders, it is anticipated that each non-employee director will receive, following the date of each annual meeting of stockholders, a restricted stock award valued at $90,000, based on the trailing 20-day volume weighted average price (“VWAP”) of the Class A Common Stock as of the date of such annual meeting. These restricted stock awards will vest on a quarterly basis, so long as the director remains continuously in service. In addition, new non-employee directors will receive a grant of restricted stock valued at $180,000 based on the trailing 20-day VWAP of the Class A Common Stock as of the grant date (the date the director begins Board service), and such shares will vest in three equal installments on the first three anniversaries of the date of grant. Non-employee directors will also be eligible to receive other types of awards under the 2017 Plan, but such awards are discretionary.

Awards

Options. Options granted under the 2017 Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles the Participant to purchase shares of Class A Common Stock from the Company at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the per share fair market value on the date of grant (or, with respect to ISOs, in the case of a holder of more than 10 percent of outstanding voting securities, 110 percent of the per share fair market value). The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Class A Common Stock, by a cashless broker-assisted exercise, or a combination thereof, or any other method accepted by the Compensation Committee.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator, provided that an option shall be exercisable after a period of time specified by the Administrator which may not be less than one year, except as the Administrator may provide in an Award Agreement. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years (five years for ISOs granted to a holder of more than 10 percent of the Company’s outstanding voting securities). The Award Agreement will set forth the extent to which a Participant may exercise the option following termination of employment (which for non-employee directors and other third-party service providers shall mean a termination of the performance of services to the Company; references in this description of the new Plan to a “termination of employment” shall mean a termination of the performance of services where the award holder is a non-employee director or other third-party service provider to the Company). No employee may be granted ISOs that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs. Under the 2017 Plan, a stock appreciation right (“SAR”) generally entitles the Participant to receive with respect to each share of Class A Common Stock encompassed by the exercise of the SAR, the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Class A Common Stock on the date of grant.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, provided that an SAR shall be exercisable after a period of time specified by the Administrator which may not be less than one year, except as the Administrator may provide in an Award Agreement. The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted, but cannot exceed 10 years for awardees within the U.S. The Award Agreement shall set forth the extent to which a Participant may exercise the SAR following termination of employment. The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, Class A Common Stock, or a combination thereof, or any other manner approved by the Administrator. The form in which the SAR will be paid out to a Participant after exercise, as well as any conditions on any shares of Class A Common Stock received upon exercise of an SAR, will be set forth in the Award Agreement pertaining to the SAR grant.

Restricted Stock and Restricted Stock Units. The 2017 Plan permits the grant of restricted stock and restricted stock units. Restricted stock units are similar to restricted stock except that no shares of Class A Common Stock are actually granted on the grant date of the award. An award of restricted stock or restricted stock units will be forfeitable, or otherwise restricted, until conditions established at the time of the grant are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock or restricted stock units will be prescribed by the Administrator. Restricted stock and restricted stock units shall vest over a period of at least one year, except as the Administrator may provide in an Award Agreement. The Award Agreement shall set forth the extent to which a Participant may retain restricted stock or restricted stock units following termination of employment. Restricted stock will become freely transferrable by the Participant after all conditions and restrictions have been satisfied. Vested restricted stock units may, in the Administrator’s discretion, be settled in cash, Class A Common Stock, or a combination of cash and Class A Common Stock or any other manner approved by the Administrator.

Performance Units and Performance Shares. The 2017 Plan provides for the award of performance units and performance shares. A performance share award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of Class A Common Stock. A performance unit award is similar to a performance share award except that a performance unit award is not necessarily tied to the value of Class A Common Stock. The Administrator will prescribe the conditions that must be satisfied before an award of performance units or performance shares is earned. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives which, under the terms of the 2017 Plan, must be for a period of at least one year, except as the Administrator may provide in an Award Agreement. The Award Agreement shall set forth the extent to which a Participant may retain performance units and performance shares following termination of employment. To the extent that performance units or performance shares are earned and vested, the obligation may be settled in cash, Class A Common Stock or a combination of cash and Class A Common Stock. If the award is settled in shares of Class A Common Stock, the shares may be subject to additional restrictions deemed appropriate by the Administrator.

Cash-Based and Other Stock-Based Awards. The 2017 Plan also allows the Administrator to make cash-based and other stock and equity-based awards to Participants on such terms and conditions as the Administrator prescribes. The Award Agreement shall set forth the extent to which a Participant may retain cash-based and other stock and equity-based awards following termination of employment. To the extent that any cash-based and other stock and equity-based awards are granted, they may, in the Administrator’s discretion, be settled in cash or Class A Common Stock.

Transferability

In general, awards available under the 2017 Plan will be nontransferable except by will or the laws of descent and distribution.

Performance Objectives

The Compensation Committee may prescribe that (1) an option or SAR is exercisable, (2) an award of restricted stock or restricted stock units is vested or transferable or both, (3) performance units or performance shares are earned, or (4) payment under a cash-based or other stock-based award is earned, only upon the attainment of certain performance objectives. Such performance objectives may be used to measure the performance of any Participant, the Company, an affiliate, a subsidiary, as a whole or any business unit or line of business, or any combination thereof. The performance objectives may be measured on an absolute, gross, total, net per share, average, adjusted or relative basis (or measure based on changes therein), including as compared to the performance of a group of comparator companies or index. The performance objectives will be based on one or more of (a) net earnings or net income (before or after taxes); (b) earnings per share (basic or diluted); (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) earnings before taxes; (i) gross or operating margins; (j) corporate value measures; (k) capital expenditures; (l) unit volumes; (m) productivity ratios; (n) share price (including, but not limited to, growth measures and total shareholder return); (o) cost or expense; (p) margins (including, but not limited to, debt or profit); (q) operating efficiency; (r) market share; (s) customer satisfaction; (t) working capital targets or any element thereof; (u) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (v) health, safety and environmental performance; (w) corporate advocacy metrics; (x) strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing); (y) strategic sustainability metrics (including, but not limited to, corporate governance, enterprise risk management, employee development, and portfolio restructuring); and (z) stockholder equity or net worth.

Change in Control

Unless otherwise provided in an Award Agreement, upon a Change in Control of the Company the following shall occur:

●

Unearned performance awards shall be (i) earned on a pro-rata basis at the higher of actual or target performance and (ii) measured as of the end of the calendar quarter before the change in control date or, if the award is stock-price based, as of the effective date of the change in control;

●	Earned but unvested performance awards shall be immediately vested and payable as of the change in control;

●	For awards other than performance awards, a Replacement Award (that is, a comparable award from the surviving entity after the change in control) may be issued.

●	If a Replacement Award is not issued, awards shall be immediately payable or exercisable.

●

Other than with respect to outstanding performance awards, the Compensation Committee may cancel outstanding awards and award holders will receive shares or cash equal to the difference between the payments shareholders receive in connection with the change in control and the purchase price per share, if any.

To the extent the Class A Common Stock continues to be publicly traded after a qualifying change in control, awards that are not performance awards shall continue under their applicable terms.

Except as may be provided in a severance compensation agreement between the Company and the Participant, if, in connection with a change in control, a Participant’s payment of any awards will cause the Participant to be liable for federal excise tax levied on certain “excess parachute payments,” then either (i) all payments otherwise due; or (ii) the reduced payment amount to avoid an excess parachute payment, whichever will provide the Participant with the greater after-tax economic benefit taking into account any applicable excise tax, shall be paid to the Participant, and in no event will any Participant be entitled to receive any kind of gross-up payment or reimbursement for any excise taxes payable in connection with change in control payments.

Share Authorization

The maximum aggregate number of shares of Class A Common Stock that may be issued under the 2017 Plan, consisting of Class A Common Stock issued and Class A Common Stock underlying outstanding awards granted on or after the date the 2017 Plan is approved by shareholders, is 904,913 shares, which includes 6,413 unused shares carried over from the 2000 Equity Incentive Plan. This limitation will be adjusted as the Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Class A Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the Compensation Committee determines is appropriate to reflect such changes.

If an award entitles the holder to receive or purchase shares of Class A Common Stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the 2017 Plan as follows:

●	With respect to any awards, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates; and

●

Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the 2017 Plan.

In addition, any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without issuance of shares shall be available again for grant under the 2017 Plan.

In no event, however, will the following shares again become available for awards or increase the number of shares available for grant under the 2017 Plan: (i) shares tendered by the Participant in payment of the exercise price of an option; (ii) shares withheld from exercised awards for tax withholding purposes; (iii) shares subject to a SAR that are not issued in connection with the settlement of that SAR; and (iv) shares repurchased by the Company with proceeds received from the exercise of an option.

The following table sets forth certain information, as of October 10, 2023, regarding the shares of Class A Common Stock under the 2017 Plan.

Plan	Number of shares of Class A common stock issuable upon exercise of outstanding options, warrants or rights (1) (in thousands)	Weighted average of exercise price of outstanding options, warrants and rights	Number of shares of Class A common stock remaining available for future issuance (in thousands)
Cineverse Second Amended and Restated 2000 Equity
Incentive Plan	2,702	$304.28	—
Cineverse 2017 Equity Incentive Plan	842,645	$15.63	58,570
Cineverse compensation plans not approved by shareholders (2)	625	$350.00	—

SARs outstanding under the 2017 Plan are as follows:

As of October 10, 2023
Range of Prices	SARs Outstanding (In thousands)	Weighted Average Remaining Life in Years	Weighted Average Exercise Price	Aggregate Intrinsic Value (In thousands)
$5.60 - $14.80	637	8.40	$9.44	$—
$23.20 - $29.40	101	5.44	28.10	—
$34.20 - $42.00	88	4.85	40.32	—
$44.60 - $51.20	16	8.02	45.72	—
	843	7.67	$15.63	$—

Amendment and Termination

No award may be granted under the 2017 Plan after 10 years from the date the 2017 Plan was approved by stockholders. The Compensation Committee, may, without further action by stockholders, amend or terminate the 2017 Plan or an Award Agreement in whole or in part including adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events, except that no material amendment of the 2017 Plan, or an amendment that increases the number of shares of Class A Common Stock that may be issued under the 2017 Plan or otherwise requires stockholder approval under applicable rules or law, will become effective, and no option or SAR will be repriced, replaced, repurchased (including a cash buyout), or regranted through cancellation, unless and until approved by stockholders. Any amendment of the 2017 Plan must comply with the rules of The Nasdaq Stock Market and shall not have any material adverse effect with respect to any previously granted Award absent written consent of the Award holder.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the 2017 Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the Participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

Income is recognized on account of the award of restricted stock and performance shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture unless the Participant makes an election to recognize income currently under Section 83(b) of the Code. At the applicable time, the Participant recognizes income equal to the fair market value of the Class A Common Stock.

With respect to awards of performance units, restricted stock units, and cash-based awards, a Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Class A Common Stock that is received in settlement of an award.

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock and performance shares, the settlement of a performance unit or restricted stock unit, and the payment of a cash-based or other stock-based award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case the Company will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income.

Our Class A Common Stock is listed for trading on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CNVS”. The last reported closing price per share of our Class A Common Stock as reported by Nasdaq on October 10, 2023 $1.20 per share.

The Company does not have any plans, proposals or arrangements to make grants or issue any of the shares of Common Stock that would become newly available for issuance under the 2017 Plan following the increase proposed in this Proposal Three, other than grants and issuances made in the ordinary course.

This proposal requires approval by a majority of the Votes Cast on this Proposal Three at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE 2017 PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER.

PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024, subject to ratification by our stockholders at the Annual Meeting. EisnerAmper LLP has been our independent registered public accounting firm since the fiscal year ended March 31, 2005. No representative of EisnerAmper LLP is expected to be present at the Annual Meeting.

This proposal requires approval by a majority of the Votes Cast on this Proposal Three at the Annual Meeting.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 33 below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2024.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

The Company’s leadership structure currently consists of the combined role of Chairman of the Board and Chief Executive Officer and a separate Lead Independent Director. Mr. O’Brien serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman and the independent directors, reviewing information sent to the Board, consulting with the Nominating Committee with regard to the membership and performance evaluations of the Board and Board committee members, calling meetings of and setting agendas for the independent directors, and serving as liaison for communications with stockholders.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) immediately following regularly scheduled Board meetings. During the fiscal year ended March 31, 2023 (the “Last Fiscal Year”), the Board held nine (9) meetings and acted three (3) times by unanimous written consent in lieu of holding a meeting. Each current member of the Board, who was then serving, attended at least 75 percent of the total number of meetings of the Board, and of the committees of the Board on which they served in the Last Fiscal Year, except for Mr. Xu. No individual may be nominated for election to the Board after his or her 73rd birthday. Messrs. Amritraj, Brown and O’Brien are considered “independent” under the rules of the SEC and Nasdaq.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings of stockholders. Four of the directors then serving attended last year's annual meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee. Membership in each committee is shown in the following table.

	Audit Committee	Compensation Committee	Nominating Committee
Christopher J. McGurk*
Ashok Amritraj (1)	●	●	●
Peter C. Brown	▲	●	▲
Patrick W. O’Brien**	●	▲	●
Peixin Xu (1)

▲ Committee Chair ● Committee Member * Chairperson of the Board ** Lead Independent Director

(1) Not standing for re-election in 2023.

Audit Committee

The Audit Committee consists of Messrs. Amritraj, Brown and O’Brien. Mr. Brown is the Chairman of the Audit Committee. The Audit Committee held four (4) meetings in the Last Fiscal Year. The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters. Mr. Brown is financially literate, and Mr. Brown is financially sophisticated, as those terms are defined under the rules of Nasdaq. Mr. Brown is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002. Messrs. Amritraj, Brown and O’Brien are considered “independent” under the rules of the SEC and Nasdaq.

The Audit Committee has adopted a formal written charter (the “Audit Charter”). The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders. The Audit Charter is available on the Company’s Internet website at www.investor.cineverse.com.

Compensation Committee

The Compensation Committee consists of Messrs. Amritraj, Brown and O’Brien. Mr. O’Brien is the Chairman of the Compensation Committee. The Compensation Committee met two (2) times during the Last Fiscal Year and acted three (3) times by unanimous written consent in lieu of holding a meeting. The Compensation Committee approves the compensation package of the Company’s Chief Executive Officer and, based on recommendations by the Company’s Chief Executive Officer, approves the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees. The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs. Messrs. Amritraj, Brown and O’Brien are considered “independent” under the rules of the SEC and the Nasdaq.

The Compensation Committee has adopted a formal written charter (the “Compensation Charter”). The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee. The Compensation Charter is available on the Company’s Internet website at www.investor.cineverse.com.

The Compensation Committee, when determining executive compensation (including under the executive compensation program, as discussed below under the heading Executive Officer and Director Compensation), evaluates the potential risks associated with the compensation policies and practices. The Compensation Committee believes that the Company’s compensation programs are designed with an appropriate balance of risk and reward in relation to the Company’s overall compensation philosophy and do not encourage excessive or unnecessary risk-taking behavior. In general, the Company compensates its executives in a combination of cash and equity awards. The equity awards contain either or both performance targets and vesting provisions, both of which encourage the executives, on a long-term basis, to strive to enhance the value of such compensation as measured by the trading price of the Class A common stock or other performance metrics. The Compensation Committee does not believe that this type of compensation encourages excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. The Company intends to recapture compensation if and as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

The Compensation Committee has engaged Aon, a compensation consulting firm to provide guidance for cash and equity compensation to executive officers and directors, as requested, which the Compensation Committee considered in reaching its determinations of such compensation. In addition, Aon was available to respond to specific inquiries throughout the year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Amritraj, Brown, and O’Brien. Mr. O’Brien is the Chairman of the Compensation Committee. None of such members was, at any time during the Last Fiscal Year or at any previous time, an officer or employee of the Company.

None of the Company’s directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of the Company’s Board. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Nominating Committee

The Nominating Committee consists of Messrs. Amritraj, Brown and O’Brien. Mr. Brown is the Chairman of the Nominating Committee. The Nominating Committee held one (1) meeting during the Last Fiscal Year. The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board. The Nominating Committee also approves the compensation package of the Company’s directors. Messrs. Amritraj, Brown and O’Brien are considered “independent” under the rules of the SEC and the Nasdaq.

The Nominating Committee has adopted a formal written charter (the “Nominating Charter”). The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board. The Nominating Charter is available on the Company’s Internet website at www.investor.cineverse.com.

The Nominating Committee will consider any director candidates recommended by stockholders. In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking). The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Board Composition

Our Board is committed to diversity of experience, gender, race and ethnicity, and seek to ensure that there is diversity of thought among our directors. Our Board believes that its directors should be of a diverse group of individuals who have broad experience and the ability to exercise sound business judgment. The Company believes that diversity of thought stems from many factors including professional experience, life experience, socio-economic background, gender, race, ethnicity, religion, skill set, and geographic representation. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, abilities, and shareholder and community representation that will allow the board to fulfill its responsibilities.

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq-listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self identifies as either an under-represented minority or LGBTQ+. Because our Board consists of only five (5) directors, the Company is required to have at least one diverse director. The Board Diversity Matrix below presents the Board’s diversity statistics in a format prescribed by the Nasdaq rules.

Board Diversity Matrix (as of October 10, 2023)

Total Number of Directors	5
Male
Part I: Gender Identity
Directors	5
Part II: Demographic Background
Asian	2
White	3

To see our Board Diversity Matrix as of September 16, 2022, please see our proxy statement filed with the SEC on

September 30, 2022.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for its non-employee directors, pursuant to which the non-employee directors are required to acquire, within three (3) years, and maintain until separation from the Board, shares equal in value to a minimum of three (3) times the value of the annual cash retainer (not including committee or per-meeting fees) payable to such director. Shares acquired as Board retainer fees and shares owned by an investment entity with which a non-employee director is affiliated may be counted toward the stock ownership requirement. As of March 31, 2023, each of Messrs. Brown, O’Brien and Xu currently meet the stock ownership guidelines, and Mr. Amritraj is within the three (3) year acquisition period.

Recoupment (“Clawback”) Policy

The Company intends to recapture compensation as currently required under the Sarbanes-Oxley Act. However, there have been no instances to date where it needed to recapture any compensation.

We are in the process of adopting, by December 1, 2023, a clawback policy in compliance with recent stock exchange listing standards requiring issuers to adopt a policy providing for the recovery from any current or former executive officer of any incentive-based compensation (including stock options) awarded during the three-year period prior to an accounting restatement resulting from material noncompliance of the issuer with financial reporting requirements.

Restriction on Speculative Transactions

The Company’s Insider Trading and Disclosure Policy restricts employees and directors of the Company from engaging in speculative transactions in Company securities, including short sales, and discourages employees and directors of the Company from engaging in hedging transactions, including “cashless” collars, forward sales, and equity swaps, that may indirectly involve short sales. Pre-clearance by the Company is required for all equity transactions.

Environmental, Social and Governance (ESG)

The Company is committed to responsible and sustainable business practices. We are currently in the process of building our ESG strategy, with the goal of transparently communicating about our most material ESG impacts and initiatives.

Sustainability

The Company is committed to working in a responsible and sustainable way to produce as few negative environmental effects as possible from our operations. Our core business does not result in any significant negative environmental effects. We note our leading role in the conversion, starting in 2005, from using analog films, which had to be shipped to theatre destinations, causing greenhouse gas emissions and ultimately waste of the film after use, to digital projection of virtually all major and independent studio films, which are now electronically delivered to theatre destinations. In addition, our current CEG business concentrates on digital and streaming distribution of content, which again is environmentally-friendly. This conversion and streaming approach significantly reduces the carbon footprint associated with the film exhibition industry.

Talent

We are evolving our culture and our human capital strategies to best serve all of our employees and align with our growth strategies and the changing social environments. We believe that fostering a culture that is values-based, responsible, ethical and inclusive motivates and empowers our employees, which enables us to attract and retain talented people, engage them in meaningful and inspiring work and, as a result, fulfill our business goals and objectives. We regularly engage with our employees to monitor their needs and expectations and respond to meet these evolving employee needs.

We provide market-competitive compensation and benefits to our employees. Our benefits programs are reviewed each year to ensure that we are meeting current practices in providing benefits that meet the health and safety needs of our employees. When special circumstances occur, such as the recent pandemic, we adjust our benefits to meet our employees’ needs.

Health and Safety

We are focused on the health, safety and well-being of our employees. We provide mental and physical well-being programs to all employees. We have continued measures to reduce the impact of the COVID-19 pandemic to ensure employee health, safety and well-being.

Diversity, Equity and Inclusion

We are committed to diverse representation across all levels of our workforce to reflect the vibrant and thriving diversity of the communities which make up our customers, stockholders and home communities. Fostering a work environment that is culturally diverse, inclusive and equitable is important to us. We believe that our business accomplishments are a result of the efforts of our employees and that a diverse employee population will result in a better understanding of our customers’ needs. We respect the unique attributes of each individual. Our DE&I purpose is to evolve the organization and our culture to reflect the customers and communities we serve, where differences in background, thought and experience are welcomed, valued and celebrated. We demonstrate purposeful actions and incorporate intentional practices to drive these inclusive behaviors in our daily work. We are committed to continually reviewing our operational practices and aligning DE&I initiatives with business objectives.

Social

We encourage our employees to give back to the community. In 2021, we initiated a Community Service Policy that provides paid time off to employees volunteering with qualified charitable organizations or causes (which organizations or causes may not discriminate based on creed, race, color, national origin, religion, age, disability, sex, gender, identity, sexual orientation, pregnancy or any other legally protected classification).

In addition, we have implemented a summer internship program in conjunction with C5 Youth Foundation of Southern California, a non-profit inner-city youth program. This 8-week program will provide for four college students to rotate through four departments at Cineverse.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees. Such code of ethics is available on our Internet website, www.cineverse.com. We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

Stockholder Communications

The Board currently does not provide a formal process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Mr. Loffredo, 244 Fifth Avenue, Suite M289, New York, NY 10001, with an instruction to forward the communication to a particular director or the Board as a whole. Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 10, 2023, the Company’s directors, executive officers, and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 15.7% of its outstanding Class A common stock. These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders.

The following table sets forth as of October 10, 2023, certain information with respect to the beneficial ownership of the Class A common stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Class A common stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executive Officers”), and (iv) all of the company’s directors and executive officers as a group.

CLASS A COMMON STOCK

	Shares Beneficially Owned (b)
Name (a)	Number		Percent
Christopher J. McGurk	597,712	(c)	4.6%
Gary S. Loffredo	161,876	(d)	1.3%
Erick Opeka	124,613	(e)	1.0%
Ashok Amritraj**	17,033		*
Peter C. Brown	27,747	(f)	*
Patrick W. O’Brien	23,688		*
Peixin Xu**	950,232	(g)	7.4%
Mary Ann Halford (nominee)	0		-
All directors and executive officers as a group (11 persons)	2,088,320	(h)	15.8%

*Less than 1%.

**Not standing for re-election in 2023.

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Cineverse Corp., 244 Fifth Avenue, Suite M289, New York, NY 10001.
(b)

Applicable percentage of ownership is based on 12,788,521 shares of Class A Common Stock outstanding as of October 10, 2023 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after October 10, 2023 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class A Common Stock shown. Certain information is based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, as applicable, filed by stockholders with the SEC through October 10, 2023 and information provided by holders or otherwise known to the Company.

(c)	Includes 201,667 shares of Class A common stock underlying currently exercisable stock appreciation rights.
(d)	Includes 1,750 shares of Common Stock underlying currently exercisable options and 90,000 shares of Class A common stock underlying currently exercisable stock appreciation rights.
(e)	Includes (i) 400 shares of Common Stock underlying currently exercisable options and (ii) 67,750 shares of Common Stock underlying currently exercisable stock appreciation rights.
(f)	Includes 4,603 shares owned by Grassmere Partners LLC, of which Mr. Brown is Chairman. Mr. Brown disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(g)

Includes (i) 13,035 shares of Common Stock owned directly, (ii) 410,884 shares of Common Stock held by Mingtai Investment LP (“Mingtai”), (iii) 194,931 shares of Common Stock held by Antai Investment LP (“Antai”), and (v) 331,382 shares of Common Stock held by Shangtai Asset Management LP (“Shangtai”). BEMG is wholly-owned by Bison Capital Holding Company Limited. Mr. Xu’s spouse, Fengyun Jiang, is the sole owner of Bison Capital Holding Company Limited. Mingtai is indirectly managed by a subsidiary of Bison Finance Group Limited (“BFGL”), which is controlled by Mr. Xu. Shangtai is indirectly managed by a subsidiary of BFGL. Mr. Xu controls the manager of the general partner of Antai. The business address of Mr. Xu is 609-610 21st Century Tower, No. 40 Liangmaqiao Road, Chaoyang District, Beijing, China, 100016.

(h)

Includes a total of 400,198 shares that are not currently outstanding, consisting of (i) 2,447 shares of Common Stock underlying currently exercisable options and (ii) 397,751 shares of Common Stock underlying currently exercisable stock appreciation rights.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are Christopher J. McGurk, Chief Executive Officer and Chairman of the Board, Erick Opeka, President and Chief Strategy Officer, Tony Huidor, Chief Operating Officer and Chief Technology Officer, Gary S. Loffredo, Chief Legal Officer, Secretary and Senior Advisor, Mark Torres, Chief People Officer, Yolanda Macias, Chief Content Officer, and Mark Lindsey, Chief Financial Officer. Biographical information for Mr. McGurk is included above.

Erick Opeka, 49, is the Company’s President and Chief Strategy Officer, having served as Chief Strategy Officer since December 2020 and President of Cineverse Networks since joining the Company in 2014, when, as EVP of Digital Networks, he oversaw the distribution of Cineverse’s OTT networks online, as well as on mobile devices, gaming consoles, and connected TVs. Mr. Opeka was integral in the development and launch of the Company’s flagship digital first networks, further expanding the Company’s growth through landmark partnerships with leading platforms such as Sling TV, XUMO, and Twitch, among others. Prior to joining Cineverse, Mr. Opeka served as Senior Vice President and head of New Video Digital, which he grew into the largest global aggregator of independent digital content for more than 850 content partners including A&E Networks, The Jim Henson Company, Berman Braun, and others.

Tony Huidor, 55, is the Company’s Chief Operating Officer and Chief Technology Officer. Mr. Huidor was the Company’s Chief Technology and Product Officer since July 2021. Since joining Cineverse in 2015, Huidor has managed the launch and daily operations of the Company’s portfolio of subscription and ad-supported digital-first channels, as well as overseeing overall product development of all desktop and mobile apps for Cineverse’s portfolio of streaming services. He conceived and designed Cineverse’s proprietary Matchpoint(™) distribution platform which has allowed the Company to effectively streamline and scale its digital content distribution business. He previously served as Vice President of Operations for Universal Music Group (UMG) then later transitioned into VP of Technical Product Development for Universal Music Group Distribution (UMGD), where he played an integral part in establishing the company’s digital and mobile business which generated significant revenue for the company. Prior to his tenure at Universal Music, he worked as Director of Product Development for the Walt Disney Internet Group where he was responsible for the creation and development of subscription-based entertainment services worldwide. In addition, he established Disney Mobile where he managed the creation and production of all premium mobile content worldwide across the Disney and Pixar portfolio of brands with a strong emphasis on the European and Asian-Pacific regions.

Gary S. Loffredo, 59, is the Company’s Chief Legal Officer, Secretary and Senior Advisor. Loffredo has served numerous roles throughout his long tenure with the Company. He has extensive experience in capital raising, corporate mergers and acquisitions, public company corporate governance, business development and legal strategy. Mr. Loffredo had previously served as the Company’s President since December 2020, Chief Operating Officer since February 2019, and General Counsel and Secretary since October 2011. He had also served as President of Digital Cinema since 2011, as Senior Vice President - Business Affairs, General Counsel and Secretary since 2000, as Interim Co-Chief Executive Officer from June 2010 through December 2010, and was a member of the Board from September 2000 - October 2015. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas d/b/a Clearview Cinemas. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999. Mr. Loffredo has over two decades of experience in the cinema exhibition industry, both on the movie theatre and studio sides.

Mark Torres, 63, is the Company’s Chief People Officer. He joined Cineverse in 2018 as Senior Vice President, Human Resources. Mr. Torres has served as a Senior Human Resources executive with such notable companies as Sony Pictures Entertainment, Ticketmaster and Reed Elsevier/Variety, as well as several technology and media start-up companies. He served as SVP of People & Culture at AdTec/Rubicon Project building their first internal HR function in preparation of their IPO. In addition to consulting with several start-up media organizations, he served as the VP of HR and Administration at ideation/advertising leader, Phenomenon. Mr. Torres is a graduate of California State University, Long Beach with a bachelor’s degree in Telecommunications.

Yolanda Macias, 58, joined Cineverse in 2013 and has been the Chief Content Officer of Cineverse Entertainment Group since December 2020, in connection with which she is responsible for acquiring global content rights for all distribution and streaming platforms and oversees all third party digital sales and marketing. Ms. Macias has over 25 years of entertainment distribution experience, including executive positions at Vivendi/Universal from 2004 to 2012, DIRECTV from 1996 to 2003, and The Walt Disney Company from 1992 to 1995.

Mark Lindsey, 57, joined Cineverse in 2022 as Executive Vice President, Finance & Accounting and became Chief Financial Officer in September 2023. Mr. Lindsey oversees all facets of accounting including reporting, financing, working capital management, treasury, tax compliance and planning, internal controls and policy development. Prior to joining Cineverse he most recently served as Chief Accounting Officer and acting Chief Financial Officer for Firefly Systems, Inc., a digital out-of-home (DOOH) and mobility advertising company. Mr. Lindsey was also CFO and CCO for Canapi Ventures, a financial technology-focused venture capital firm. Earlier in his career Mr. Lindsey served in related executive capacities with American Capital, LTD., XM Satellite Radio, the Public Company Accounting Oversight Board and PricewaterhouseCoopers.

Related Party Transactions

The Audit Committee, pursuant to its charter, is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations, by review in advance or ratification afterward. The Audit Committee charter does not set forth specific standards to be applied; rather, the Audit Committee reviews each transaction individually on a case-by-case, facts and circumstances basis.

On January 5, 2022, the Company entered into a letter agreement with Hyde Park, pursuant to which the Company and Hyde Park are collaborating on the development, production and/or distribution of a project based on the novel Audition by Ryu Murakami (the “Audition Project”). Each of the Company and Hyde Park owns 50% of the rights in connection with the Audition Project. The Company paid $100,000 to Hyde Park plus $26,000 in legal fees to counsel for the Audition project. Ashok Amritraj, a director of the Company, is the Chairman and CEO of Hyde Park and has an interest in 100% of the revenues of Hyde Park. The approximate dollar value of the amount of Mr. Armitraj's interest in the transaction is undeterminable at this time. Ashok Amritraj is a current board member and related party to the Company.

On April 4, 2023, Christopher McGurk, the Company’s Chief Executive Officer and Chairman of the Board, purchased 1 share of the Company’s Series B Preferred Stock, $.001 par value, for $10,000 which hold 1,800,000,000 votes (not adjusted for the June 9, 2023 reverse stock split) only on a measure pertaining to a reverse stock split proposal of the Company under certain conditions. The Series B Preferred has no right to vote on any other matter except as may be required by the General Corporation Law of the State of Delaware. The share of Series B Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred did not have the right to be transferred at any time prior to stockholder approval of the reverse stock split proposal without the prior written consent of the Board. The outstanding share was redeemed on June 9, 2023 for a price of $10,000 following the approval of the reverse stock split proposal.

Named Executive Officers

The following table sets forth certain information concerning compensation received by our NEOs, consisting of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, plus up to two additional persons for whom disclosures would have been provided but for the fact that they were not serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year.

SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher J. McGurk	2023	650,000	707,969	26,250	1,200,000	39,431	2,623,650
Chief Executive Officer	2022	650,000	650,000	90,146	—	33,500	1,423,646
and Chairman	2021	600,000	600,000	1,498,866	—	33,553	2,732,419

Gary S. Loffredo	2023	460,000	350,717	15,750	—	58,785	885,252
Chief Legal Officer,	2022	460,000	322,000	54,088	—	33,810	869,898
Secretary and Senior Adviser	2021	436,250	255,000	875,664	—	47,121	1,614,035

Erick Opeka	2023	400,000	261,404	15,750	—	49,571	726,725
President and	2022	400,000	240,000	54,088	—	20,327	714,415
Chief Strategy Officer	2021	343,750	113,750	875,664	—	33,553	1,366,717

(1) The Company's bonus program is under the Management Annual Incentive Plan ("MAIP"). For the fiscal year ended, a portion of the MAIP bonuses were settled in the Company's Common Stock.

(2) For fiscal year 2023, includes shares issued in January 2022 under performance share units (“PSUs”) paid during fiscal year 2024. For fiscal year 2021, includes shares issued in January 2022 under performance share units (“PSUs”). See above for a description of the material terms of the PSUs.

(3) The amounts in this column reflect the grant date fair value for all fiscal years presented in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal years ended March 31, 2023 and 2022, included in the 2023 Annual Report on Form 10-K (the “Form 10-K”).

(4) Includes life insurance premiums, disability insurance premiums and certain medical expenses paid by the Company for each NEO.

Employment agreements between the Company and Named Executives

Christopher J. McGurk. On November 19, 2020, the Company entered into an employment agreement with Mr. McGurk (the “2020 McGurk Employment Agreement”) that replaced any prior employment agreements with Mr. McGurk. The 2020 McGurk Employment Agreement took effect on April 1, 2021 and has a term ending on March 31, 2023, with a one-time automatic renewal for one year unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term. Pursuant to the 2020 McGurk Employment Agreement, Mr. McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company.

The 2020 McGurk Employment Agreement provides that Mr. McGurk will receive an annual base salary of $650,000 and will be eligible for (i) under the Company’s Management Annual Incentive Plan, a target bonus opportunity of $650,000 (the “McGurk Target Bonus”) consistent with goals established annually by the Compensation Committee, (ii) under the Company’s 2017 Plan, performance share units for up to 12,500 shares of Common Stock, subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and such other terms as the Compensation Committee shall determine, and (iii) under the 2017 Plan, 125,000 stock appreciation rights ("SARs") having an exercise price of $10.80 and a term of ten (10) years, one-half (1/2) of which vested on November 19, 2020 and one-half (1/2) of which will vest on March 31, 2023. Mr. McGurk will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The 2020 McGurk Employment Agreement provides that, in the event of a termination without Cause (as defined in the 2020 McGurk Employment Agreement) or a resignation for Good Reason (as defined in the 2020 McGurk Employment Agreement), Mr. McGurk shall be entitled to payment of (i) the greater of any Base Salary for the remainder of the Term or eighteen (18) months’ Base Salary at the time of termination and (ii) an amount equivalent to one and one-half (1.5) times the average of the last two (2) bonus payments under the MAIP, if any, under the Employment Agreement. In the event of, on or after April 1, 2020 and within two (2) years after a Change in Control (as defined in the 2017 Plan), a termination without Cause (other than due to Mr. McGurk’s death or disability) or a resignation for Good Reason, then in lieu of receiving the amounts described above, Mr. McGurk would be entitled to receive a lump sum payment equal to three (3) times the sum of (a) his then-current annual Base Salary and (b) the McGurk Target Bonus for the year of termination.

On December 10, 2020, the Company entered into an amended employment agreement, effective as of November 19, 2020, with Mr. McGurk (the “2020 A&R McGurk Employment Agreement”). The 2020 A&R McGurk Employment Agreement restated the 2020 McGurk Employment Agreement, except that in the event of, on or after April 1, 2020 and within two (2) years after a Change in Control (as defined in the 2017 Plan), a termination without Cause (other than due to Mr. McGurk’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the McGurk Employment Agreement), then in lieu of receiving the amounts for severance other than in connection with a Change in Control, Mr. McGurk would be entitled to receive a lump sum payment equal to three (3) times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus (as defined in the 2020 A&R McGurk Employment Agreement) for the year of termination.

On October 17, 2022, the Company entered into an employment agreement with Christopher J. McGurk (the “2022 McGurk Employment Agreement. The 2022 McGurk Employment Agreement took effect on April 1, 2023, after the 2020 A&R McGurk Employment Agreement terminated on March 31, 2023, and has a term ending on March 31, 2026 with an automatic one-year renewal unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term. Pursuant to the 2022 McGurk Employment Agreement, Mr. McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company.

The 2022 McGurk Employment Agreement also provides that Mr. McGurk will receive an annual base salary of $650,000 and will be eligible for (i) under the Company’s Management Annual Incentive Plan, a Target Bonus opportunity of $650,000 consistent with goals established from time to time by the Compensation Committee, (ii) under the 2017 Plan, performance share units for up to 25,000 shares of Common Stock, subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and financial performance targets, and such other terms as the Compensation Committee shall determine, and (iii) under the 2017 Plan, 125,000 SARs having an exercise price of $9.60 and a term of ten (10) years, one-third (1/3) of which will vest on April 1 of each of 2023, 2024 and 2025, provided that any unvested SARs shall immediately vest upon termination following a Change in Control (as defined in the 2017 Plan) or a termination other than for Cause (as defined in the 2022 McGurk Employment Agreement). Mr. McGurk will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The 2022 McGurk Employment Agreement provides that, in the event of a termination without Cause (as defined in the 2022 McGurk Employment Agreement) or a resignation for Good Reason (as defined in the 2022 McGurk Employment Agreement), Mr. McGurk shall be entitled to payment of (i) the greater of any Base Salary for the remainder of the Term or eighteen (18) months’ Base Salary at the time of termination and (ii) an amount equivalent to one and one-half (1.5) times the average of the last two (2) bonus payments under the MAIP, if any, under the 2022 McGurk Employment Agreement. In the event of, on or after April 1, 2023 and within two (2) years after a Change in Control (as defined in the Plan), a termination without Cause (other than due to Mr. McGurk’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the McGurk Employment Agreement), then in lieu of receiving the amounts described above, Mr. McGurk would be entitled to receive a lump sum payment equal to three (3) times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus for the year of termination.

Gary S. Loffredo. On December 23, 2020, the Company entered into an employment agreement with Mr. Loffredo (the “2020 Loffredo Employment Agreement”) that replaced any prior employment agreements or arrangements with Mr. Loffredo, which took effect on January 1, 2021 and has a term ending on March 31, 2023, with a one-time automatic renewal for one year unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term. Pursuant to the 2020 Loffredo Employment Agreement, Mr. Loffredo serves as President, and continues to serve as the Chief Operating Officer, General Counsel and Secretary, of the Company.

The 2020 Loffredo Employment Agreement provides that Mr. Loffredo will receive an annual base salary of $460,000 (as subject to adjustment, the “Loffredo Base Salary”) and will be eligible for (i) under the Company’s Management Annual Incentive Plan, a target bonus opportunity of $322,000 (the “Loffredo Target Bonus”) consistent with goals established annually by the Compensation Committee, (ii) under the 2017 Plan, performance share units for up to 7,500 shares of the Company’s Class A common stock, subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and such other terms as the Compensation Committee shall determine, and (iii) under the Plan, 60,000 SARs having an exercise price of $12.80 and a term of ten (10) years, and vesting as follows: 25,000 SARs vest on March 31, 2022, 25,000 SARs vest on March 31, 2023, and 10,000 SARs vest on June 30, 2023. Mr. Loffredo will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The 2020 Loffredo Employment Agreement provides that, in the event of a termination without Cause (as defined in the 2020 Loffredo Employment Agreement) or a resignation for Good Reason (as defined in the 2020 Loffredo Employment Agreement), Mr. Loffredo shall be entitled to payment of twelve (12) months’ Loffredo Base Salary at the time of termination. In the event, within two (2) years after a Change in Control (as defined in the Plan), of a termination without Cause (other than due to Mr. Loffredo’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the Loffredo Employment Agreement), then in lieu of receiving the amounts described above, Mr. Loffredo would be entitled to receive a lump sum payment equal to two (2) times the sum of (a) his then-current annual Loffredo Base Salary and (b) the Loffredo Target Bonus for the year of termination.

Erick Opeka. On December 23, 2020, the Company entered into an employment agreement with Mr. Opeka (the “2020 Opeka Employment Agreement”) that replaced any prior employment agreement with Mr. Opeka, which took effect on January 1, 2021 and has a term ending on September 15, 2023, with a one-time automatic renewal for one year unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term. Pursuant to the 2020 Opeka Employment Agreement, Mr. Opeka will serve as Chief Strategy Officer of the Company and continue to serve as President of Cineverse Networks.

The 2020 Opeka Employment Agreement provides that Mr. Opeka will receive an annual base salary of $400,000 (as subject to adjustment, the “Opeka Base Salary”) and will be eligible for (i) under the MAIP, a target bonus opportunity of $240,000 (the “Opeka Target Bonus”) consistent with goals established annually by the Compensation Committee, (ii) under the Plan, performance share units for up to 7,500 shares of Class A common stock, subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and such other terms as the Compensation Committee shall determine, and (iii) under the Plan, 60,000 SARs having an exercise price of $12.80 and a term of ten (10) years, and vesting as follows: 25,000 SARs vest on March 31, 2022, 25,000 SARs vest on March 31, 2023, and 10,000 SARs vest on December 31, 2023. Mr. Opeka will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The 2020 Opeka Employment Agreement provides that, in the event of a termination without Cause (as defined in the 2020 Opeka Employment Agreement) or a resignation for Good Reason (as defined in the 2020 Opeka Employment Agreement), Mr. Opeka shall be entitled to payment of twelve (12) months’ Opeka Base Salary at the time of termination. In the event, within two (2) years after a Change in Control (as defined in the Plan), of a termination without Cause (other than due to Mr. Opeka’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the Opeka Employment Agreement), then in lieu of receiving the amounts described above, Mr. Opeka would be entitled to receive a lump sum payment equal to two (2) times the sum of (a) his then-current annual Opeka Base Salary and (b) the Opeka Target Bonus for the year of termination.

Employment agreements between the Company and Named Executives entered into during Fiscal Year 2024

On May 16, 2023, the Company entered into employment agreements with each of Erick Opeka and Gary S. Loffredo (the “Opeka Employment Agreement,” and the “Loffredo Employment Agreement,” respectively, and collectively, the “Fiscal Year 2024 Employment Agreements”). Each of the Fiscal Year 2024 Employment Agreements is effective as of May 1, 2023 and supersedes the prior employment agreement between the Company and each of Mr. Opeka and Mr. Loffredo. Each of the Fiscal Year 2024 Employment Agreements has a term ending on April 30, 2025 with an automatic one-year renewal unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term.

Erick Opeka. Pursuant to the Opeka Employment Agreement, Mr. Opeka will serve as the Chief Strategy Officer and President of the Company. The Opeka Employment Agreement also provides that Mr. Opeka will receive an annual base salary of $475,000 and will be eligible for (i) under the MAIP, a target bonus opportunity (the “Target Bonus”) of $356,250 consistent with goals established from time to time by the Compensation Committee (the “Compensation Committee”) of the Company’s Board, (ii) under the Company’s 2017 Equity Incentive Plan (the “Plan”), performance share units for up to 15,000 shares of the Company’s Class A common stock (the “Common Stock”), subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and financial performance targets, and such other terms as the Compensation Committee shall determine (“PSUs”), and (iii) under the Plan, 75,000 stock appreciation rights (“SARs”) having an exercise price of $5.80 and a term of ten (10) years, one-third (1/3) of which will vest on May 16, 2024, one-third (1/3) on May 1, 2025 and the final one-third (1/3) on May 1, 2026 (the “SAR Vesting Schedule”), provided that any unvested SARs shall immediately vest upon termination following a Change in Control (as defined in the Plan) or a termination other than for Cause (as defined in the Opeka Employment Agreement). Mr. Opeka will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The Opeka Employment Agreement provides that, in the event of a termination without Cause (as defined in the Opeka Employment Agreement) or a resignation for Good Reason (as defined in the Opeka Employment Agreement), Mr. Opeka shall be entitled to payment of 12 months’ Base Salary at the time of termination. In the event of, on or after May 1, 2023 and during the Term, and within two (2) years after a Change in Control (as defined in the Plan), a termination without Cause (other than due to Mr. Opeka’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the Opeka Employment Agreement) (“CIC Termination”), then in lieu of receiving the amounts described above, Mr. Opeka would be entitled to receive a lump sum payment equal to two times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus under the MAIP for the year of termination.

Gary S. Loffredo. Pursuant to the Loffredo Employment Agreement, Mr. Loffredo will serve as the Chief Legal Officer, Secretary & Senior Advisor of the Company. The Loffredo Employment Agreement also provides that Mr. Loffredo will receive an annual base salary of $460,000 and will be eligible for (i) a target bonus opportunity under the MAIP of $322,000 (the “Target Bonus”) consistent with goals established from time to time by the Compensation Committee, (ii) under the Plan, PSUs for up to 8,000 shares of Common Stock, subject to EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee and financial performance targets, and such other terms as the Compensation Committee shall determine, and (iii) under the Plan, 40,000 SARs having an exercise price of $5.80 and a term of ten (10) years which shall vest on the SAR Vesting Schedule, provided that any unvested SARs shall immediately vest upon termination following a Change in Control (as defined in the Plan) or a termination other than for Cause (as defined in the Loffredo Employment Agreement). Mr. Loffredo will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The Loffredo Employment Agreement provides that, in the event of a termination without Cause (as defined in the Loffredo Employment Agreement) or a resignation for Good Reason (as defined in the Loffredo Employment Agreement), Mr. Loffredo shall be entitled to payment of 12 months’ Base Salary at the time of termination under the Loffredo Employment Agreement. In the event of a CIC Termination, on or after May 1, 2023 and during the Term, then in lieu of receiving the amounts described above, Mr. Loffredo would be entitled to receive a lump sum payment equal to two (2) times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus under the MAIP for the year of termination.

Equity Compensation Plans

The following table sets forth certain information, as of March 31, 2023, regarding the shares of Cineverse’s Class A common stock authorized for issuance under Cineverse’s equity compensation plan.

Plan	Number of shares of Class A common stock issuable upon exercise of outstanding options, warrants or rights (1) (in thousands)	Weighted average of exercise price of outstanding options, warrants and rights	Number of shares of Class A common stock remaining available for future issuance (in thousands)
Cineverse Second Amended and Restated 2000 Equity
Incentive Plan (“the 2000 Plan”)	10,229	$286.63	—
Cineverse 2017 Equity Incentive Plan (the “2017 Plan”)	656,660	$19.33	248,254
Cineverse compensation plans not approved by shareholders (2)	625	$350.00	—

(1)	Shares of Common Stock

(2)	Reflects stock options and SARs which were not granted under the 2000 Plan or the 2017 Plan.

The 2000 Plan

Our Board originally adopted the 2000 Plan on June 1, 2000 and our shareholders approved the 2000 Plan by written consent in July 2000. Certain terms of the Plan were last amended and approved by our shareholders in September 2016. Under the 2000 Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, and performance awards to our employees, non-employee directors and consultants. The primary purpose of the 2000 Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. The term of the 2000 Plan expires on June 1, 2020. The 2000 Plan has been replaced by the 2017 Plan, and no new awards will be granted from the 2000 Plan; however, the adoption of the 2017 Plan did not affect awards already granted under the 2000 Plan.

Options granted under the 2000 Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Options granted under the Plan generally vest over periods of up to three or four years. The 2000 Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual. The 2000 Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the 2000 Plan are subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. Options covering no more than 25,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 25,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants. Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the 2000 Plan.

SARs consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid in cash or shares of Class A common stock or a combination thereof. Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants. RSUs shall be similar to restricted stock except that no Class A common stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A common stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months. Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the 2000 Plan, and no more than 2,500 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award. The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

The 2017 Plan

Our Board adopted the 2017 Plan on August 7, 2017 and our stockholders approved the 2017 Plan on August 31, 2017. Under the 2017 Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants. The primary purpose of the 2017 Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants.

Options granted under the 2017 Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement, or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. The 2017 Plan is administered by the Compensation Committee, and may be amended or terminated by the Committee, although no amendment or termination may have a material adverse effect on the rights of any individual with respect to any outstanding option, without the consent of such individual. The exercise prices of stock options granted must be not less than 100% of the fair market value of the Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Common Stock on the date of grant. Incentive and non-statutory stock options granted under the 2017 Plan may be subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, where the Common Stock does not continue to be publicly traded, unless replacement awards are issued in connection with the transaction, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. SARs consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid, at the discretion of the Compensation Committee, in cash or shares of Common Stock or a combination thereof. Grants of SARs are subject to terms determined by the Compensation Committee and set forth in agreements between the Company and the participants.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants.

RSUs shall be similar to restricted stock except that no Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Common Stock, or other securities of the Company, and may be paid in shares of Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months. The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

With respect to limits on Award grants under the 2017 Plan, aggregate shares granted to non-employee directors in any year may not exceed $1,000,000 in value.

Our Common Stock is listed for trading on the Nasdaq under the symbol “CNVS”.

The following table sets forth certain information concerning outstanding equity awards of the Company’s NEOs at the end of the Last Fiscal Year. All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years. At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2023

EQUITY AWARDS (1)							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Christopher J. McGurk	7,500	(2)	—		280.00	8/22/2023	—	—
	35,000	(3)	—		29.40	6/7/2028	—	—
	125,000	(4)	—		10.80	11/19/2030
	41,666	(5)	83,334	(5)	9.60	10/17/2032	—	—

Gary S. Loffredo	1,750	(6)	—		308.00	10/13/2023	—	—
	20,381	(7)	—		29.40	12/10/2028	—	—
	50,000	(8)	10,000	(8)	12.80	12/3/2030	—	—

Erick Opeka	400	(9)	—		362.00	9/2/2024	—	—
	17,750	(10)	—		23.20	9/28/2028	—	—
	50,000	(11)	10,000	(11)	12.80	12/20/2030	—	—

(1) Reflects stock options granted under the 2000 Plan and SARs granted under the 2017 Plan.

(2) Consists of options, of which 1/3 vested on March 31 of each of 2015, 2016 and 2017.

(3) Consists of stock appreciation rights, of which 1/3 vested on March 31 of each 2019, 2020 and 2021.

(4) Consists of stock appreciation rights, of which 62,500 vested on each of November 19, 2020 and March 31, 2023.

(5) Consists of stock appreciation rights, of which 41,666 vested on April 1, 2023, and 41,667 will vest on April 1 of each of 2024 and 2025.

(6) Consists of options, of which 1/3 vested on October 14 of each of 2014, 2015 and 2016.

(7) Consists of stock appreciation rights, of which 1/3 of which vested on December 10 of each 2019, 2020 and 2021.

(8) Consists of stock appreciation rights, of which 25,000 vested on March 31 of each 2023 and 2022; and 10,000 vested on June 30, 2023.

(9) Consists of options, of which 100 vested on September of each of 2015, 2016, 2017, and 2018.

(10) Consists of stock appreciation rights, of which 1/3 vested on March 31 of each 2019, 2020, and 2021.

(11) Consists of stock appreciation rights, of which 5,917 vested on March 31 of each 2022 and 2023, and 5,917 will vest in December 2023.

PAY VERSUS PERFORMANCE

The following table shows the relationship between executive compensation actually paid (“CAP”) to our Principal Executive Officer (“PEO”) and other named executive officers, including the President, Chief Operating Officer, General Counsel and Secretary and Chief Strategy Officer and President of Cineverse Corp. (“Non-PEO NEOs”), and certain financial performance of the Company during the last two fiscal years ended March 31, 2023 and 2022. The data included in the CAP columns does not reflect the actual amount of compensation earned or paid to our executive officers during the applicable fiscal year on a cash or under US Generally Accepted Accounting Principles ("US GAAP"), and it is reported solely pursuant to SEC rules. The CAP amount also does not represent amounts that have actually been earned or realized under US GAAP, including with respect to PSUs and SARs. Performance conditions for these equity awards have not yet been satisfied. To this end, information in the following table may not reflect whether compensation actually realized is aligned with performance.

For a more fulsome discussion of our pay-for-performance compensation philosophy and performance measures, see “Executive Officer and Director Compensation.”

Pay Versus Performance (All values In thousands of dollars)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (4)	Net (loss) income attributable to common stockholders (5)
2023	2,623,649	1,810,952	805,988	534,804	25.15	(10,085)
2022	1,423,646	409,200	792,157	(252,832)	48.50	1,770

Footnotes:

(1)
The dollar amounts reported in column (1) are the amounts of total compensation reported for Christopher J. McGurk, Chairman of the Board and Chief Executive Officer (our Principal Executive Officer, or PEO), for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)
The dollar amounts reported in column (2) represent the amount of CAP to our PEO have been computed following relevant SEC rules, as outlined below. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year.

PEO Equity Adjustments
Year	Reported Summary Compensation Table Total for PEO (1)	Reported Value of Equity Awards (1)	The year-end fair value of awards granted during the respective fiscal year that are outstanding and unvested as of year end (ii)	Change in fair value of outstanding and unvested awards granted in prior years as of the end of the current fiscal year (iii)	Change in the fair value of prior year awards from the end of the prior fiscal year to current year vesting date (iv)	Total Equity Award Adjustments (i)	Compensation Actually Paid to PEO (2)
2023	2,623,649	(1,226,250)	899,808	-	(486,255)	413,553	1,810,952
2022	1,423,646	(90,146)	101,250	(1,027,045)	1,495	(924,300)	409,200

Non-PEO NEO Equity Adjustments
Year	Reported Summary Compensation Table Total for non-PEO NEOs (1)	Reported Value of Equity Awards (1)	The year-end fair value of awards granted during the respective fiscal year that are outstanding and unvested as of year end (ii)	Change in fair value of outstanding and unvested awards granted in prior years as of the end of the current fiscal year (iii)	Change in the fair value of prior year awards from the end of the prior fiscal year to current year vesting date (iv)	Total Equity Award Adjustments (i)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)
2023	805,988	(15,750)	15,750	(73,624)	(197,560)	(255,434)	534,804
2022	792,157	(54,088)	60,750	(571,878)	(479,772)	(990,900)	(252,832)
o
The equity award adjustments outlined by (i) in the table above include the addition (or subtraction, as applicable) of the following: (ii) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (iii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year; and iv) for awards granted in prior years that vest in the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value.
(3)
The dollar amounts reported for the Company’s NEOs as a group (excluding the Company’s PEO) in the “Total” column of the Summary Compensation Table in each applicable year. For 2022 and 2023, the names of each of the NEOs (excluding the Company’s PEO) included for purposes of calculating the average amounts in each applicable year are as follows: Gary S. Loffredo, President, Chief Operating Officer, General Counsel and Secretary (currently Chief Legal Officer, Secretary & Senior Advisor); and Erick Opeka, Chief Strategy Officer and President of Digital Networks (currently President & Chief Strategy Officer). In accordance with the SEC rules, average total compensation for the NEOs was computed as a group (excluding the Company’s PEO) for each year to determine the CAP, using the same methodology described above in Footnote 2 (i).

(4)
The cumulative total shareholder return (“TSR”) amounts reported in column (4) are calculated in the same manner as required under Item 201(e) of Regulation S-K, measuring the total shareholder return from the market close on the last trading day before the earliest fiscal year in the table, or March 31, 2021, through to and including the end of the fiscal year for which total shareholder return is calculated, or March 31, 2023.
(5)
The dollar amounts reported in column (5) are the Company’s net income amounts attributable to the Company’s controlling interests reflected in the Company’s audited financial statements for the applicable year.

Relationship of Compensation Actually Paid to Performance

Our executive compensation program has been designed to be competitive to retain top executive talent, establish a link between pay and Company performance and align the interests of executives with those of shareholders. We believe that executive compensation should be focused on promoting Company performance and stockholder value. To achieve these goals our executive compensation program emphasizes pay for performance and aligning the interests of our executives with those of our stockholders through the use of long-term incentives and the encouragement of equity ownership. In addition, our executive compensation program is designed to allow us to recruit, retain and motivate employees who play a significant role in our current and future success.

Compensation for executive officers is comprised primarily of three main components: Base salary, annual incentive awards, and long-term incentive awards. These components support the core principles of our executive officer compensation philosophy of pay for performance and alignment of executive officers’ interests with those of Cineverse and its shareholders by emphasizing short- and long-term incentives. For

•
Base salary: During the fiscal year 2023, there were no changes to NEO or PEO base salary.

•
Annual incentive awards: The Company's bonus and incentive programs which pertain to a specific fiscal year results are commonly paid out in the subsequent fiscal year. Accordingly, fiscal year 2022 bonuses were paid in fiscal year 2023 and fiscal year 2021 bonuses were paid in fiscal year 2022.
•
Long-term incentive awards:
o
The value of the long term incentive awards, as reflected in the Equity Adjustment tables, will increase or decrease in value depending on the Company's share price, which will be influenced by the success of the Company's strategic objectives, among other factors.
o
In fiscal year 2023, the Company granted 125,000 options to the Company's PEO with an exercise price equivalent to the stock price on the date of grant, which accounted for $899,808 of the $1,810,952 of the PEO's CAP for fiscal year 2023. The options will vest in three equal traches, the first vesting on April 1, 2023, and the second and third tranches vesting on April 1 2024 and 2025, respectively and expire ten years from the date of grant.

The charts below describe the relationship between CAP to our PEO and other non-PEO NEOs (as disclosed in the Pay versus Performance Table above) and our financial and stock performance for the indicated years.

The following chart compares CAP versus Company Net (Loss) Income:

CAP to Net (Loss) Income
Compensation Actually Paid
2,000,000
1,500,000
1,000,000
500,000
-
(500,000)
4,000
2,000
-
(2,000)
(4,000)
(6,000)
(8,000)
(10,000)
(12,000)
Net income (loss)
2022
2023
Fiscal Year
Compensation Actually Paid to PEO (2)
Average Compensation Actually Paid to Non-PEO NEOs
Net (loss) income attributable to common stockholders

The following chart compares CAP versus Company TSR:

CAP to TSR
Compensation Actually Paid
2,000,000
1,500,000
1,000,000
500,000
-
(500,000)
60
50
40
30
20
10
-
TSR: $100 investment
2022
2023
Fiscal Year
Compensation Actually Paid to PEO (2)
Average Compensation Actually Paid to Non-PEO NEOs
Value of Initial Fixed $100 Investment Based On Total Shareholder Return

Non-Employee Directors

The following table sets forth certain information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the Last Fiscal Year.

Name	Cash Fees Earned ($)	Stock Awards ($) (1)	Total ($)
Peter C. Brown	$95,000	$90,000	$185,000
Ashok Amritraj (2)	$75,000	$90,000	$165,000
Patrick W. O’Brien	$105,000	$90,000	$195,000
Peixin Xu (2)	$-	$90,000	$90,000
(1)
Each director received 8,550 shares of restricted stock, which remain unvested as of March 31, 2023.
(2)
Not standing for re-election in 2023.

Non-employee directors receive the following compensation for board service. The annual cash retainer amount is $60,000 and the annual stock grant of restricted shares of Class A common stock amount is $90,000 based on the trailing 20-day volume weighted average price (“VWAP”) of the Class A common stock as of the date of the most recent prior annual shareholder’s meeting. In addition, non-employee directors receive annual committee fees of $15,000 for service as a committee chair and of $5,000 for service on a committee (other than as chair). In addition to the cash and stock retainers paid to all non-employee directors for Board service, the Lead Independent Director receives an annual cash fee of $20,000. Finally, new non-employee directors will receive a grant of restricted stock valued at $180,000 based on the trailing 20-day VWAP of the Class A common stock as of the grant date (the director joins the Board), and such shares will vest in three equal installments on the first three anniversaries of the date of grant.

The Company has adopted Stock Ownership Guidelines for its non-employee directors as discussed under MATTERS RELATING TO OUR GOVERNANCE, above.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file.

Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Common Stock failed to comply with Section 16(a) reporting requirements during the Last Fiscal Year, except for Peixin Xu, who filed a late Form 4 for 18 transactions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including receiving the written disclosures and letter from the independent registered public accounting firm as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2023 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Peter C. Brown, Chairman

Ashok Amritraj

Patrick W. O’Brien

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed EisnerAmper LLP to do so again for the fiscal year ending March 31, 2024.

The Company’s Audit Committee adopted policies and procedures for pre-approving all services, including non-audit work, performed by EisnerAmper LLP for the fiscal years ended March 31, 2023 and 2022. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has pre-approved the use of EisnerAmper LLP for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests EisnerAmper LLP to undertake on matters not required by laws or regulations. In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by EisnerAmper LLP for these various services were:

	For the fiscal year ended March 31,
Type of Fees	2023	2022
(1) Audit Fees	$558,075	$648,524
(2) Audit-Related Fees	—	—
(3) Tax Fees	—	—
(4) All Other Fees	—	—
	$558,075	$648,524

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid EisnerAmper LLP for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2023 and 2022 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-1 and Form S-3 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended March 31, 2023 and 2022, the Company retained a firm other than EisnerAmper LLP for tax compliance, tax advice and tax planning.

* * * * * * *

APPENDIX A

AMENDMENT NO. __

TO

CINEVERSE CORP. 2017 EQUITY INCENTIVE PLAN

AMENDMENT NO. __, dated as of ____________, 20__ (this "Amendment"), to the 2017 Equity Incentive Plan (as amended, the "Plan") of Cineverse Corp., a Delaware corporation (the "Corporation").

WHEREAS, the Corporation maintains the Plan, effective as of August 31, 2017; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation's Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 904,913 shares to 2,054,913 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The first sentence of Section 4.1(a) shall be revised and amended to read as follows:

"The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying outstanding awards granted on or after the Effective Date, is 2,054,913 Shares, which includes 6,414 unused Shares carried over from the Existing Incentive Plan."

2. This Amendment shall be effective as of the date first set forth above.

3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEVERSE CORP.

By: ___________________

Name:

Title:

Your Vote Counts! CINEVERSE CORP. 2023 Annual Meeting Vote by December 7, 2023 11:59 PM ET CINEVERSE CORP. ATTN: GARY LOFFREDO 244 FIFTH AVENUE, SUITE M289 NEW YORK, NY 10001 V24908-P00104 You invested in CINEVERSE CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on December 8, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 24, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* December 8, 2023 9:00 AM Pacific Time Virtually at: www.virtualshareholdermeeting.com/CNVS2023 *Please check the meeting materials for any special requirements for meeting attendance. V1

SCAN TO
VIEW MATERIALS & VOTE

CINEVERSE CORP.
ATTN: GARY LOFFREDO
244 FIFTH AVENUE, SUITE M269
NEW YORK, NY 10001

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNVS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24879-P00104 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CINEVERSE CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	No
Please indicate if you plan to attend this virtual meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 01) Chris McGurk 02) Peter C. Brown 03) Patrick O’Brien 04) Mary Ann Halford For 2. To approve, by non-binding advisory vote, executive compensation. For 3. To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder. For 4. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V24909-P00104ay recommend with respect to any other business as may properly come before the meeting or any adjournment thereof. Continued and to be signed

V24880-P00104

CINEVERSE CORP.
Annual Meeting of Stockholders
December 8, 2023 9:00 AM PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher J. McGurk and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of CINEVERSE CORP. (the "Company") to be held on December 8, 2023 at 9:00 a.m. Pacific Time and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3 and 4. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side